SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2019

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of	Commission File Number	(IRS Employer
Incorporation or Organization		Identification No.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JBHT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information in Items 2.02 and 9.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Items 2.02 and 9.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 2.02.      RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 30, 2019, we issued a news release announcing changes to our previously announced earnings for the third quarter ended September 30, 2019. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01.      OTHER EVENTS.

On October 24, 2019, we received the arbitrators’ Final Award in the arbitration between our subsidiary, J.B. Hunt Transport Inc., and BNSF Railway Company (“BNSF”). The details of the Final Award are confidential; however, we will record pre-tax charges in the third quarter 2019 of $26.8 million related to certain charges claimed by BNSF for the period January 1, 2018 through December 31, 2018. In addition, we will record a $17.4 million charge for legal fees, costs and interest claimed by BNSF, for a total of $44.2 million, or $0.30 per diluted share.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

99.1	News release dated October 30, 2019, issued by J.B. Hunt Transport Services, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 30th day of October, 2019.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III President and Chief Executive Officer (Principal Executive Officer)

BY:	/s/ David G. Mee
David G. Mee Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)